UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 27, 2005

OLIN CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	1-1070	13-1872319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 Carondelet Plaza, Suite 1530 Clayton, MO	63105-3443
(Address of principal executive offices)	(Zip Code)

(314) 480-1400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Effective May 27, 2005, Olin Corporation’s Benefit Plan Review Committee amended each of the Olin Senior Executive Pension Plan (“Senior Pension Plan”) and Supplemental Contributing Employee Ownership Plan (“Supplemental CEOP”) to permit some or all participants who terminate their employment with Olin on or before the end of 2005 to terminate their participation in the Senior Pension Plan and the Supplemental CEOP or to terminate any deferral election under such plan. The amendments adopted by that Committee include requirements that Olin, in its sole discretion, consents to each election and determines the form and terms of any such election. Any payments to participants in either plan will be in accordance with Internal Revenue Code Section 409A, as created by the American Jobs Creation Act of 2004 and supplemented by available guidance provided by the Treasury Department. The Senior Pension Plan amendment allows the Committee to implement resolutions adopted by that Committee on May 1, 2001 and April 24, 2002, which interpreted certain plan provisions and remedied a defect in administrative procedures which resulted in Mr. Ruggiero failing to receive notices necessary for him to timely exercise certain rights regarding time and form of payment under the Senior Pension Plan.

In connection with his planned retirement (described in Item 5.02 below), Anthony W. Ruggiero elected to terminate his participation in the Senior Pension Plan and the Supplemental CEOP, and Olin consented to such election. Mr. Ruggiero will receive accelerated payments under the Senior Pension Plan and the Supplemental CEOP as set forth in that election.

This description is qualified by reference to the form of election attached as Exhibit 99.1 and the form of resolutions attached as Exhibits 99.2 and 99.3, all of which are incorporated into this Item 1.01 by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 27, 2005, the planned retirement of Anthony W. Ruggiero, Olin Corporation’s Executive Vice President and Chief Financial Officer, became effective. Mr. Ruggiero continues to serve as a member of Olin’s Board of Directors.

As previously announced by the company, John Fischer, Vice President, Finance and Controller, assumed the position of Vice President and Chief Financial Officer effective upon Mr. Ruggiero’s retirement. Mr. Fischer, age 50, re-joined Olin on January 2, 2004 as Vice President, Finance. On June 24, 2004, he was elected Vice President, Finance and Controller. From 1997-2001, he served as Vice President and Chief Financial Officer of Primex Technologies, Inc. (a manufacturer and provider of ordnance and aerospace products and services, which was spun off from Olin in 1996). During 2002 and 2003, Mr. Fischer did independent consulting for several companies including Olin.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Exhibit
10.1	Election to Terminate Plan Participation

10.2	Resolution of the Benefit Plan Review Committee of Olin Corporation adopted May 27, 2005

10.3	Resolutions of the Benefit Plan Review Committee of Olin Corporation adopted May 1, 2001 and April 24, 2002 relating to the Olin Senior Executive Pension Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLIN CORPORATION

By:	/s/ George H. Pain
Name:	George H. Pain
Title:	Vice President, General
Counsel and Secretary

Date: May 31, 2005

EXHIBIT INDEX

Exhibit No.	Exhibit
10.1	Election to Terminate Plan Participation

10.2	Resolution of the Benefit Plan Review Committee of Olin Corporation adopted May 27, 2005

10.3	Resolutions of the Benefit Plan Review Committee of Olin Corporation adopted May 1, 2001 and April 24, 2002 relating to the Olin Senior Executive Pension Plan